                                                                   Exhibit 10.11

                       *********************************


                                     Lease


                                 676 St. Clair
                               Chicago, Illinois



                       *********************************


                                    Between

                          Open Port Technology, Inc.
                                   (Tenant)




                                      and




             Teachers Insurance and Annuity Association of America
                                  (Landlord)

                                     Lease

                                 676 St. Clair
                               Chicago, Illinois

                                                                                                                 Page
DEFINITIONS ...................................................................................................   iv

SCHEDULE ......................................................................................................    1

     1.   LEASING AGREEMENT....................................................................................    2
     2.   RENT ................................................................................................    2
          A.   Kinds...........................................................................................    2
          B.   Payment of Operating Cost Share Rent and Tax Share Rent ........................................    2
          C.   Definitions ....................................................................................    4
          D.   Rules of Interpretation and Computation of Base Rent and Rent Adjustments ......................    6
     3.   PREPARATION AND CONDITION OF PREMISES, POSSESSION AND SURRENDER OF PREMISES .........................    8
     4.   PROJECT SERVICES ....................................................................................    9
          A.   Heat and Air Conditioning ......................................................................    9
          B.   Elevators ......................................................................................   10
          C.   Electricity ....................................................................................   10
          D.   Water...........................................................................................   10
          E.   Janitorial Service .............................................................................   11
          F.   Window Washing .................................................................................   11
          G.   Interruption of Service ........................................................................   11
     5.   ALTERATIONS AND REPAIRS .............................................................................   12
     6.   USES OF PREMISES ....................................................................................   13
     7.   BUILDING RULES AND GOVERNMENTAL REGULATIONS .........................................................   13
     8.   CLAIMS; INSURANCE; LIABILITY ........................................................................   13
     9.   FIRE AND OTHER CASUALTY .............................................................................   15
    10.   RIGHTS RESERVED TO THE LANDLORD......................................................................   16
          A.   Name............................................................................................   16
          B.   Signs...........................................................................................   16
          C.   Windows.........................................................................................   16
          D.   Service Contracts...............................................................................   16
          E.   Keys............................................................................................   17
          F.   Access for Repairs, etc.........................................................................   17
          G.   Occupancy.......................................................................................   17
          H.   Rights to Conduct Businesses....................................................................   17
          I.   Heavy Equipment.................................................................................   17
          J.   Show Premises...................................................................................   17
          K.   Close Project...................................................................................   17
          L.   Substitution of Space...........................................................................   18
          M.   Use of Lock Box by Landlord.....................................................................   18
          N.   Repairs and Alterations.........................................................................   19
          O.   Mail Chutes.....................................................................................   19
          P.   Other Rights....................................................................................   19
     11.  DEFAULT AND LANDLORD'S REMEDIES......................................................................   19
          A.   Defaults .......................................................................................   20
          B.   Landlord's Remedies ............................................................................   23
     12.  HOLDOVER ............................................................................................   23
     13.  SUBORDINATION TO MORTGAGES, TRUST DEEDS AND GROUND LEASES ...........................................   23
          A.   Subordination ..................................................................................   23
          B.   Termination of Ground Lease or Foreclosure of Mortgage .........................................   24

          C.   Security Deposit........................................................................   24
          D.   Notice and Right to Cure................................................................   24
     14.  ASSIGNMENT AND SUBLETTING BY TENANT..........................................................   25
     15.  SALE BY LANDLORD.............................................................................   27
     16.  ESTOPPEL CERTIFICATE.........................................................................   27
     17.  SECURITY DEPOSIT.............................................................................   27
     18.  EXCUSE OF LANDLORD'S INABILITY TO PERFORM; LANDLORD'S DEFAULT................................   28
     19.  PERSONAL PROPERTY AND TENANT FIXTURES........................................................   28
     20.  NOTICES......................................................................................   28
     21.  QUIET POSSESSION.............................................................................   29
     22.  REAL ESTATE BROKER...........................................................................   29
     23.  CONDEMNATION.................................................................................   29
     24.  SPRINKLERS...................................................................................   29
     25.  MISCELLANEOUS................................................................................   29
          A.   Covenants Binding on Successors.........................................................   29
          B.   Date Payments Are Due...................................................................   30
          C.   Meaning of "Re-entry" and "Landlord"....................................................   30
          D.   Time Is of the Essence..................................................................   30
          E.   No Option...............................................................................   30
          F.   Severability............................................................................   30
          G.   Governing Laws..........................................................................   30
          H.   Lease Modification......................................................................   30
          I.   No Oral Modification....................................................................   30
          J.   Litigation and Arbitration Costs........................................................   30
          K.   Captions................................................................................   30
          L.   Remedies and Rights May Be Exercised by Landlord In Its Own Name; Authority to
                 Execute This Lease....................................................................   30
          M.   Payments to Affiliates..................................................................   31
          N.   Entire Agreement........................................................................   31
          O.   Landlord's Title........................................................................   31
          P.   Light and Air Rights....................................................................   31
          Q.   No Reservation..........................................................................   31
          R.   Consents................................................................................   31
          S.   Landlord's Agents.......................................................................   31
          T.   Terms "Landlord" and "Tenant"...........................................................   31
          U.   Rent Not Based on Income................................................................   32
          V.   No Recording by Tenant..................................................................   32
          W.   Blue Cross Association, etc.............................................................   32
     26.  UNRELATED BUSINESS INCOME....................................................................   32
     27.  HAZARDOUS MATERIALS..........................................................................   33
     28.  EXCULPATORY PROVISIONS.......................................................................   33

APPENDIX A - PLAN OF THE PREMISES

APPENDIX B - CLEANING SCHEDULE

APPENDIX C - RULES AND REGULATIONS

APPENDIX D - INTENTIONALLY OMITTED

EXHIBIT A TO APPENDIX D - INTENTIONALLY OMITTED

APPENDIX E - MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                  DEFINITIONS

                                             Section in which
    Term                                      Term is Defined
    ----                                     ----------------
     1. Additional Rent                       2A(5)
     2. Base Rent                             2A(l)
     3. Base Operating Expenses               2A(2)
     4. Base Taxes                            2A(3)
     5. Building                              Preamble
     6. business hours                        4A
     7. Commencement Date                     1
     8. Corporate Base Rate                   2E(3)
     9. CPI Report                            2C(2)
    10. Equitable Adjustment                  2C(2)
    11. Excess Operating Expenses             2A(2)
    12. Excess Taxes                          2A(3)
    13. Fiscal Year                           2D(3)
    14. Force Majeure                         18
    15. Ground Lease                          2D(2)
    16. Holidays                              4A
    17. Land                                  Preamble
    18. Landlord                              Preamble (see also 25C)
    19. mortgage                              13B(3)
    20. mortgagee                             3B(3)
    21. new premises                          10(L)
    22. Operating Cost Share Rent             2A(2)
    23. Operating Costs                       2D(2)
    24. Operating Cost Report                 2B(2)
    25. Premises                              Preamble
    26. Project                               Preamble
    27. re-enter, re-entry                    25C
    28. Rent Tax                              2D(l)
    29. Rental Agents                         2A
    30. Representations                       25N
    31. Required Improvements                 9B
    32. Reconstruction Delays                 9C
    33. Schedule                              Preamble
    34. Taxes                                 2D(1)
    35. Tax Report                            2B(3)
    36. Tax Share Rent                        2A(3)
    37. Tenant                                Preamble
    38. Tenant's Proportionate Share          2(D)(4)
    39. Term                                  1
    40. Termination Date                      1
    41. Work                                  5A

                                     LEASE

                                 676 ST. CLAIR
                               CHICAGO, ILLINOIS

     THIS INDENTURE (this "Lease") is made as of the ___ day of August, 2995 between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York Corporation (the "Landlord") and the tenant named in Item 1 of the Schedule (the "Tenant"). The term "Project" when used herein refers to the land (the "Land") and the building (the "Building") currently known as "676 ST. CLAIR" (including, without limitation, any and all easements adjacent thereto) situated at the northwest corner of St. Clair and Erie Streets, Chicago, Illinois, together with the vehicular drives and all other structures and improvements now or hereafter located on the Land. "Premises" when used herein refers to that part of the Project leased to Tenant.

     The following Schedule (the "Schedule") is an integral part of this Lease.

                                   SCHEDULE

 1.  Name of Tenant: Open Port Technology, Inc., an Illinois corporation
 2.  Floor(s) or room(s) of Premises: the entire 9th floor
 3.  Net Rentable Square Feet: approximately 24,531 square feet
 4.  Tenant's use of Premises: general office subject to Section 6
 5.  Base Rent for the first 12 consecutive calendar months of the term:
     $441,558.00 ($18.00 per rentable square foot for the first Lease Year)
 6. Monthly Installments of Base Rent for the first 12 consecutive calendar months of the term: $36,796.50
 5.  Base Rent for the 13th through the 18th calendar months of the term:
     $225,194.58 ($18.36 per rentable square foot)
 6. Monthly Installments of Base Rent for the 13th through the 18th calendar months of the term: $37,532.43
 7. Tenant's Proportionate Share: 4.4488% (Tenant's Proportionate Share is based on a total of 551,409 rentable square feet in the Building and a total of 24,531 rentable square feet in the Premises initially demised hereunder.)
 8.  Base Operating Expenses: $3,446,306.25
 9.  Base Taxes: $3,821,264.37
10.  Rent Abatement: N/A
11.  Security Deposit: $36,796.50
12. Tenant's address for notices before possession date: c/o Stacey Kruger Birndorf, Julien Studley, Inc., 1 East Wacker Drive, Suite 3900, Chicago, Illinois 60601
13. Tenant's Real Estate Broker used for this Lease: Julien Studley, Inc. (Stacey Kruger Birndorf)
14.  Tenant Improvements, if any: None.
15.  Date Tenant Plans are due from Tenant including special work, if any: N/A
16. Commencement Date: September 1, 1995 (with a right to occupy on August 19, 1995, provided this Lease has been fully executed)
17. Term/Termination Date: Eighteen (18) calendar months after the Commencement Date, ending February 28, 1997.

           1. LEASING AGREEMENT. Landlord leases to Tenant, and Tenant leases from Landlord, for the term (the "Term") set forth on the Schedule, commencing on the commencement date (the "Commencement Date") set forth on the Schedule and ending on the termination date (the "Termination Date") set forth on the Schedule, unless sooner terminated or extended as herein provided, the Premises described on the Schedule and outlined on the plan attached hereto and made a part hereof as Appendix A. The Premises constitute a portion of the Building located on the Land. As provisions of said Lease, Landlord and Tenant covenant and agree as follows:

           2.  RENT.

           A.  Kinds. Tenant agrees to pay rent to Landlord's building manager
               -----
        at the office of the Project located at 676 St. Clair, Chicago, Illinois 60611 or to such other person or at such other place as Landlord from time to time designates in a written notice to Tenant, with Tenant's check, or in coin or currency which at the time of payment is legal tender for the payment of public and private debts in the United States of America, the aggregate of the following, all of which are rent reserved under this Lease:

               (1)  Base Rent to be paid in monthly installments in
                    ---------
           advance on or before the first day of each month of the Term of this Lease in the amount set forth on the Schedule, provided that the first five monthly installments of Base Rent and the Security Deposit, totalling $220,779.00, will be paid by the Tenant concurrently with the execution of this Lease.

               (2)  Operating Cost Share Rent in an amount equal to the Tenant's
                    -------------------------
           Proportionate Share of the excess (the "Excess Operating Expenses") of Operating Costs for the applicable fiscal year of the Lease over Operating Costs set forth on the Schedule ("Base Operating Expenses"). Operating Cost Share Rent shall be paid monthly in advance in an estimated amount, as adjusted by Landlord from time to time. Definitions of Operating Costs, Tenant's Proportionate Share and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B and 2D.

               (3)  Tax Share Rent in an amount equal to the Tenant's
                    --------------
           Proportionate Share of the excess (the "Excess Taxes") of Taxes for the applicable fiscal year of the Lease over the Taxes set forth on the Schedule ("Base Taxes"). Tax Share Rent shall be paid monthly in advance in an estimated amount, as adjusted by Landlord from time to time. Definitions of Taxes, Tenant's Proportionate Share and the method for billing and payment of Tax Share Rent are set forth in Sections 2B and 2D.


               (4)    Additional Rent consisting of all of the sums,
                      ---------------
           liabilities, obligations and other amounts (excepting Base Rent, Operating Cost Share Rent and Tax Share Rent) which Tenant is required to pay or discharge pursuant to this Lease (including, without limitation, any amounts which this Lease provides shall be Tenant's cost or expense), together with interest for late payment thereon, all as hereafter provided.

           B.  Payment of Operating Cost Share Rent and Tax Share Rent.
               ---------------------------------------------------------

                (1)  Payment of Estimated Operating Cost Share Rent and Tax
                     -------------------------------------------------------
             Share Rent. Landlord shall estimate the Operating Costs and Taxes
             ----------
             of the Project from time to time each year. Such estimates may be revised by Landlord whenever it obtains information relevant to making such estimates more accurate. Such estimates will generally (but need not) be issued after the beginning of a fiscal year and revised upon the determination of the final real estate tax assessment or final real estate tax rate for the Project.

                Within thirty (30) days after notice from Landlord setting forth
             (a) an estimate of Operating Costs for a particular fiscal year,
             (b) the Base Operating Expenses and (c) the resulting estimate of Excess Operating Costs for such fiscal year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Excess Operating Costs for such fiscal year, multiplied by the number of months that have elapsed in such fiscal year to the date of such payment, minus payments of estimated Operating Cost Share Rent previously paid for said period. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Operating Costs is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs.

                Within ten (10) days after notice from Landlord setting forth
             (a) an estimate of Taxes for a particular fiscal year, (b) the Base Taxes and (c) the resulting estimate of Excess Taxes, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Excess Taxes, multiplied by the number of months that have elapsed in such fiscal year to the date of such payment, minus payments of estimated Tax Share Rent previously paid for said period. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Taxes is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes.

                (2)  Correction of Operating Cost Share Rent. As soon as
                     ---------------------------------------
             reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a report (the "Operating Cost Report") setting forth (a) the actual Operating Costs for the preceding fiscal year, (b) the Base Operating Expenses, (c) the amount of Operating Cost Share Rent due to Landlord for such preceding fiscal year, and (d) the amount of Operating Expense Share Rent paid by the Tenant in and allocable to such fiscal year. On or before thirty (30) days after receipt of such report, Tenant shall pay to Landlord the amount of Operating Cost Share Rent due for the preceding fiscal year (or a portion thereof if this Lease was not in effect for the entire fiscal year) minus any payments made by Tenant for such fiscal year. If Tenant's estimated payments of Operating Cost Share Rent exceed the amount due Landlord for the fiscal year in question, Landlord shall apply any such amount as a credit against Tenant's other obligations under this Lease, or if the Term has expired or this Lease has been terminated and Tenant has no further obligations under this Lease (including any obligations which survive the expiration or termination of this Lease), then Landlord shall refund any such amount to Tenant.

                 (3)  Correction of Tax Share Rent. At any time during any
                      ----------------------------
             fiscal year, when such information becomes available, Landlord shall deliver to Tenant a report (the "Tax Report") setting forth
             (a) the actual Taxes for the preceding fiscal year, (b) the Base Taxes, (c) the amount of Tax Share Rent due to Landlord for such preceding fiscal year, and (d) the amount of Tax Share Rent paid by the Tenant in and allocable to such fiscal year. On or before twenty (20) days after receipt of such report, Tenant shall pay to Landlord the amount of Tax Share Rent due for the preceding fiscal year (or a portion thereof if this Lease was not in effect for the entire fiscal year) minus any payments made by Tenant for such fiscal year. If Tenant's estimated payments of Tax Share Rent exceed the amount due Landlord for the fiscal year in question, Landlord shall apply any such amount as a credit against Tenant's other obligations under this Lease, or if the Term has expired or this Lease has been terminated and Tenant has no further obligations under this Lease (including any obligations which survive the expiration or termination of this Lease), then
             Landlord shall refund any such amount to Tenant.

             C.  Definitions:
                 -----------

                 (1) Taxes. "Taxes" shall mean any and all federal, state and
                     -----
             local governmental taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, renting, management, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith. Taxes shall include, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, ad valorem taxes and the Illinois Replacement Tax. Taxes shall also include all fees, costs and expenses (including, without limitation, legal fees and court costs) paid by Landlord in connection with protesting or contesting, or seeking a refund or reduction of, any of the aforesaid Taxes, regardless of whether the Landlord is ultimately successful. If at any time during the term hereof, a tax or excise on rents or income or other tax however described (the "Rent Tax") is levied or assessed by the United States or the State of Illinois, or any political subdivision thereof, on account of the rents hereunder or the interest of Landlord under this Lease, such Rent Tax shall constitute and be included in Taxes, provided, however, that in no event shall Tenant be obligated (a) to pay for any year any greater amount as a result of such Rent Tax than would have been payable by Tenant had the rentals paid to Landlord under all Project leases (being the rentals upon which such taxes are imposed) been the sole taxable income of Landlord for the year in question or (b) to pay or to reimburse Landlord for any tax of any kind assessed against Landlord on account of any such Rent Tax having been reimbursed to Landlord by Tenant or any third party.

                 For the purpose of determining Taxes for any given fiscal year, the amount to be included for such fiscal year (a) from special taxes or assessments payable in installments, shall be the amount of the installments (and any interest) due and payable during such fiscal year, (b) from all other Taxes, shall be the amount accrued, assessed or otherwise imposed for such fiscal year without regard to when any such Taxes are payable, and
             (c) from any adjustment (including, without limitation, a refund) to any Taxes by the taxing authority, when such adjustment has resulted in a corresponding adjustment payment by or to Landlord, shall constitute an adjustment to Taxes for the fiscal year during which such adjustment is made or received by Landlord, as the case may be.

                 Taxes shall not include any net income (except Rent Tax as hereinabove provided), capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes, unless the same shall be imposed in lieu of all or any portion of Taxes.

                 (2)  Operating Costs. "Operating Costs" shall mean any
                      ---------------
             expenses, costs and disbursements (other than Taxes) of every kind and nature, paid or incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of all or any part of the Project (adjusted for vacancy as hereafter provided) and of the personal property, fixtures, machinery, equipment, systems and apparatus located in the Project or used in connection therewith. Operating Costs shall not include
             (a) costs of alterations of tenant premises; (b) costs of capital improvements, except for any capital improvements which are intended to reduce Operating Costs, and any capital improvements which Landlord is required to make pursuant to, or which Landlord shall deem necessary to keep the Project in compliance with, all applicable governmental rules and regulations applicable from time to time to the Project (the foregoing capital improvements that are included within Operating Costs are collectively referred to herein as the "Included Capital Items"), provided that the cost of such Included Capital Items shall be evenly amortized by Landlord over the useful life of such Included Capital Item and such amortized costs are only included in Operating Costs under this Lease for that portion of the useful life of the Included Capital Item which falls within the Term; (c) depreciation (except on any Included Capital Items); (d) interest and principal payments on mortgages or any rental payments on any ground or other underlying leases subject to which Landlord holds its interest in the Project (hereinafter, referred to individually as a "Ground Lease" and collectively as "Ground Leases"), and other debt costs, if any; (e) real estate brokers' leasing commissions or compensations; (f) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (Operating Cost Share Rent and Tax Share Rent provided for in any tenant leases are not reimbursements); (g) the cost of any kind of service furnished to any other office tenant of the Project which Landlord does not make available to Tenant hereunder; (h) executives' salaries above the grade of building manager; (i) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents and enforcing tenant leases, preparing partnership returns and other partnership financial statements, and audits other than those incurred in connection with the preparation of statements required pursuant to Section 2B above; and (j) legal fees, space planner fees, real estate brokers' leasing commissions and advertising expenses incurred with regard to leasing the Building or portions thereof.

                 If during all or any portion of any fiscal year the Project is not fully rented and occupied by tenants, Landlord may elect to make an appropriate adjustment (an "Equitable Adjustment") of Operating Costs for such fiscal year, employing sound accounting and management principles, to determine the Operating Costs that would have been paid or incurred by Landlord had the Project been fully rented and occupied for the entire fiscal year, and the amount so determined shall be deemed to have been the Operating Costs for such fiscal year. The foregoing process illustrated by the following hypothetical which assumes (i) the Building has ten floors; (ii) the Tenant occupies one floor and therefor, Tenant's Proportionate Share is ten percent (10%); (iii) the other nine floors are vacant; (iv) the cost of providing a particular service for Tenant's floor is $1,000. If Tenant were to pay Tenant's Proportionate Share of the cost of such service for the Building it would pay $100. Instead, Landlord shall estimate the cost of such service for the Building if it were one hundred percent (100%) occupied. If there would be any savings in the variable costs per floor of providing the service because such service would be provided for all ten floors, instead of one floor, these should be taken into account by Landlord in making its estimate. If some savings would exist, the estimate of the Landlord would be an amount that is less than the amount obtained by multiplying the number of floors in the Building by the cost of providing such service to one floor (10 x $1000); for example, $9,000. The amount of Landlord's estimate ($9,000) less the actual cost incurred by the Landlord in providing the service ($1000) would equal the Equitable Adjustment ($8000). The Equitable Adjustment would be added to the accrual cost and Tenant would then pay Tenant's Prorata Share of this amount, that is, Tenant would pay $9,000 times 10%, which equals $900.

                 If Landlord is not furnishing any particular work or service
             (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of a fiscal year, Operating Costs for such fiscal year shall be deemed to be increased by an amount equal to the additional Operating Costs which reasonably would have been incurred during such fiscal year by Landlord if it had, at its own expense, furnished such work or service to such tenant.

                 Notwithstanding anything contained herein to the contrary, the provisions of this Section 2C(2) with respect to an Equitable Adjustment of Operating Costs for vacancy, or as a result of the performance by tenants of certain services, shall apply only to Operating Costs which are variable and which increase as occupancy in the Project increases and shall not apply to any Operating Costs which do not vary with the amount of occupancy in the Project.

                 (3)  Fiscal Year. The term "fiscal year" shall mean any 12
                      -----------
             month period (including, without limitation, the calendar year) which Landlord may from time to time select as the fiscal year of the Project, provided that the first fiscal year and the last fiscal year of the Term may contain less than twelve (12) months.

          (4)  Tenant's Proportionate Share. "Tenant's Proportionate Share"
               ----------------------------
     shall mean the percentage set forth as Item 7 on the Schedule.

     D.   Rules of Interpretation and Computation of Base Rent and Rent
          -------------------------------------------------------------
Adjustments:
-----------

          (1) If this Lease commences on other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent for the month in which this Lease so begins shall be prorated based upon the number of days of the Term falling within such month. If the Term of this Lease commences on any day other than the first day of the designated fiscal year, or if the Term of this Lease ends on any day other than the last day of the designated fiscal year, any Operating Cost Share Rent and Tax Share Rent due to Landlord with respect to such fiscal year shall be prorated based on the number of days in the Term falling within such fiscal year.

          (2) All rent shall be paid to Landlord without deduction or offset at the office of the building manager in the Project, or to such other person or place as Landlord may from time to time designate in writing. The Tenant's covenants to pay rent shall be independent of every other covenant set forth in this Lease.

          (3) Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until the date paid at the annual rate equal to the lesser of: (i) the highest lawful rate, or (ii) a rate of interest equal to the sum of three percent (3%) plus the "Corporate Base Rate" at the time of such default. The phrase "Corporate Base Rate" means that rate of interest most recently announced by the First National Bank of Chicago, or its successor (collectively, the "First") as the corporate base rate, changing automatically and simultaneously with each announced change by the First in the Corporate Base Rate, such change to be effective as of and on the date announced by the First as the effective date for the change in the Corporate Base Rate. A certificate made by an officer of the First stating the Corporate Base Rate in effect on a certain day, or Corporate Base Rates in effect during a certain period, shall, for purposes of this Lease, be conclusive evidence of the First's Corporate Base Rate or Rates on said day or during such period. In the event that the First ceases to use the term Corporate Base Rate in setting a base rate of interest for commercial loans, then the Corporate Base Rate herein shall be determined by reference to the rate used by the First as a base rate of interest for commercial loans as the same shall be designated by the First to the Landlord. The payment of such interest shall not excuse or cure any default of Tenant under this Lease.

          (4) If Tenant is in default of any of its obligations under this Lease, Tenant shall not be entitled to any refund of any sum which may otherwise be due it by application of any provision of this Lease until any and all of Tenant's defaults under this Lease are cured by Tenant.

          (5) If changes are made to this Lease or to the Project changing the number of rentable square feet contained in the Premises or in the Project, Tenant's Proportionate Share shall be appropriately adjusted and the computations of rent shall be appropriately adjusted so as to take into account the different Tenant's Proportionate Share figures applicable during each portion of the applicable fiscal year.

          (6) Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Costs and Taxes. In the event of any dispute as to any Operating Cost Share Rent or Tax Share Rent, Tenant shall have the right to inspect Landlord's accounting records relative to Operating Costs and Taxes at Landlord's accounting office upon reasonable prior notice during normal business hours during the forty-five (45) days following the furnishing by Landlord to Tenant of either of the Operating Cost Report and the Tax Report. Unless Tenant shall take written exception to any item in any such report within said forty-five (45) day period, such report shall be considered as final and accepted by Tenant. Any payment due to the Landlord as shown on the Operating Cost Report or the Tax Report, whether or not written exception is taken thereto, shall be made by the Tenant within thirty (30) days after the Landlord shall have submitted the Operating Cost Report or the Tax Report (as the case may be) without prejudice to any such written exception. If Tenant makes such timely written exception, a certification as to the proper amount of Operating Cost Share Rent and Tax Share Rent shall be made by Landlord's independent certified public accountant, which shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original determination of the aggregate of Taxes and Operating Costs was in error by more than five percent (5%) of said amounts.

          (7) In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever prior to the determination of Operating Cost Share Rent, Tax Share Rent or Additional Rent, Tenant's agreement to pay any such sum shall survive termination of the Lease and Tenant shall pay any such amount due to Landlord within thirty (30) days after being billed therefor. Tenant's obligation to pay Base Rent shall also survive the expiration or termination of this Lease. In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever, except the default by Tenant under any of the terms or provisions of this Lease, prior to the determination of Operating Cost Share Rent or Tax Share Rent as hereinabove set forth, Landlord's agreement to refund any excess in the amount of the estimated payments made by Tenant on account of Operating Cost Share Rent or Tax Share Rent over the actual amount thereof accruing or payable up to the time of the termination or expiration shall survive termination of the Lease and Landlord shall pay the amount due to Tenant within fifteen (15) days of Landlord's determination of such amount.

          (8) No calculation, determination or payment of Operating Cost Share Rent or Tax Share Rent, by virtue of the operation of the rent adjustment provisions under this Section

     2 shall result in the payment by Tenant in any fiscal year during the Term of less than the Base Rent shown on the Schedule.

          (9) If any Operating Cost though paid in one fiscal year, relates to more than one fiscal year, at the option of the Landlord, such Operating Cost may be proportionately allocated among such related fiscal years. If any Operating Cost relates to more than one parcel of property, at the option of the Landlord, such Operating Cost may be proportionately allocated among all parcels of property to which it relates.

          (10) All payments made with respect to Operating Cost Share Rent or Tax Share Rent (including any monthly payments made on the basis of Landlord's estimates thereof) may be commingled and need not be segregated by the Landlord and may be held and utilized by the Landlord without payment to the Tenant of interest or any sums for the use of any of said amounts.

     3.   PREPARATION AND CONDITION OF PREMISES, POSSESSION AND
          SURRENDER OF PREMISES.

     A. Landlord is leasing the Premises to Tenant "as is", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof.

     B. During the term of this Lease, Tenant shall maintain the Premises in as good condition as when Tenant took possession, or as when completed after possession in the event that Tenant takes possession prior to the Commencement Date (loss or damage caused by action of the elements, Acts of God and the public enemy, ordinary wear and fire and other casualty insured against by Landlord excepted), failing which Landlord may but need not restore the Premises to such good condition and Tenant shall pay the cost thereof. At the termination of this Lease or at the termination of Tenant's right to possession without termination of this Lease, Tenant shall, subject to Sections 3C and 3D below, return the Premises to Landlord broom clean and in good condition as described in the immediately preceding sentence or Landlord may, but need not, restore the Premises to such good condition (except that Tenant shall be under no obligation to restore the partitions which are to be torn down by Tenant pursuant to those certain demolition and construction plans of the Environment Group dated August 16, 1995) and Tenant shall pay the cost thereof.

     C. Unless otherwise provided by written agreement, signed by Landlord, all Work (hereinafter defined), partitions, hardware, light fixtures and other fixtures (except trade fixtures and movable furniture and equipment belonging to Tenant) in or upon the Premises, whether placed there by Landlord or Tenant, shall be surrendered with the Premises at the termination of this Lease, by lapse of time or otherwise, or at the termination of Tenant's right to possession without termination of this Lease, and shall become Landlord's property without compensation to Tenant; provided, however, that if prior to any such termination of the Lease, or of the right to possession, or within ten (10) days thereafter,

Landlord so directs by written notice, Tenant shall promptly remove any work, partitions, hardware, light fixtures or other fixtures placed in or upon the Premises by Tenant and designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord upon demand.

     D. Tenant shall also remove its furniture, movable equipment, trade fixtures and all other items of personal property from the Premises prior to the end of the Term or any extension thereof, or within thirty (30) days after the early termination of this Lease for any reason, or of the termination of Tenant's right of possession; and if Tenant does not remove such property, at Landlord's election: (i) Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, (ii) Tenant shall be conclusively presumed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person, and Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in taking any of such actions. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property; and the failure of Tenant to remove all such property from the Premises and the Project shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any such property which Tenant fails to remove.

     E. All obligations of the Tenant hereunder shall survive the expiration of the Term or sooner termination of this Lease.

     F. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or such portion were then in good order, repair and satisfactory condition. Landlord may authorize Tenant to take possession of all or any part of the Premises prior to the Commencement Date. If Tenant does take possession pursuant to such authorization, all of the covenants and conditions of this Lease shall apply to and shall control such pre-term occupancy except that Tenant shall not be obligated to pay Base Rent, Operating Cost Share Rent or Tax Share Rent.

     4.   PROJECT SERVICES.

     So long as Tenant is not in default hereunder, Landlord agrees to furnish services to the Tenant without charge except for Operating Cost Share Rent, electricity and as otherwise specifically provided herein, as follows:

     A.   Heat and Air Conditioning. Landlord shall furnish air conditioning
          -------------------------
such that the average temperature condition of the Premises is 76(degrees)F + 2(degrees)F dry bulb with 50% + 5% relative humidity when the outdoor conditions are not above 91(degrees)F dry bulb, and Landlord shall furnish heat such that the average temperature condition of the Premises is 67(degrees)F+2(degrees) dry bulb when the outdoor conditions are not below 5(degrees)F dry bulb. Such heat and air conditioning shall be provided daily during business hours (8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday), Sundays and Holidays (hereinafter defined) excepted. Tenant agrees to keep and cause to be kept closed all windows in the Premises and at all times to cooperate fully with the Landlord in the operation of the heating and air conditioning systems and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the heating and air conditioning systems. Landlord reserves the right to stop the heating and air conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which in the judgment of the Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed; provided, however, that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably possible under the circumstances. For purposes of this Lease "Holidays" shall mean any Legal Holiday as defined in Illinois Compiled Statutes, Chapter 205, Paragraph 630/17 (formerly I11. Rev. Stat. 1985, Ch. 17, pars. 2201, 2202), as amended from time to time. Landlord agrees to make any repairs to the heating and air conditioning systems promptly and with due diligence.

     Whenever heavy concentration of personnel, motors, machines or equipment, including telephone equipment, used in the Premises adversely affects the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including all of the costs relating to the installation and the cost of operation and maintenance thereof, shall be Additional Rent hereunder and shall be paid by Tenant to Landlord upon demand.

     Landlord shall also furnish heat and air conditioning after business hours, on the condition that Tenant gives Landlord not less than twenty-four (24) hours' prior notice of Tenant's needs for such additional heating or air conditioning, and provided that Tenant pays to Landlord its then current charges for such additional heating or air conditioning. Such charges will be prorated by Landlord between requesting user-tenants if more than one tenant requests such additional heating or air conditioning at the same time and the proration shall be based on the area of the Project leased to such tenants and their respective periods of use.

     B.   Elevators. Landlord shall provide passenger elevator service in common
          ---------
with the Landlord and the other tenants, daily, during business hours, Sundays and Holidays excepted. Tenant may request additional freight elevator service provided that such service shall be at Tenant's sole cost and expense. Freight elevator service shall at all times be subject to scheduling by the Landlord. Landlord shall provide limited passenger elevator service at all times (except in the case of an emergency) during which normal passenger elevator service is not furnished.

     C.   Electricity. All the electricity used in the Premises shall be
          -----------
supplied by Commonwealth Edison Company or any other electricity company serving the Project, and such electricity shall be supplied through a separate meter and be paid for by Tenant, provided that Landlord shall pay for the electricity required for the operation of the Building's shared heating, ventilating and air conditioning systems at the times specified in Section 4A above. The meter shall be installed at the expense of Tenant or the electricity company. Landlord shall not in any way be liable to Tenant for any loss or damage or expense Tenant may sustain or incur if either the amount or quality of electric service is changed or is no longer available or suitable for Tenant's requirements. Subject to Section 4G, if such service shall be discontinued, such discontinuance shall not in any way affect this Lease. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the existing feeders to the Building or the risers or the wiring installed thereon when reviewed in conjunction with the electrical usage of the other tenants in the Project. Tenant covenants and agrees that it shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance. Landlord shall maintain the light fixtures in the Premises and install any lamps, bulbs, ballasts or starters to be used by Tenant in the Premises, all at Tenant's sole cost and expense.

     Tenant shall pay for all electricity required during janitorial service and alterations and repairs to the Premises and Tenant shall pay for all electricity required for the operation of any special air conditioning or ventilating system for its office machinery or equipment requiring special or extra current.

     D.   Water. Landlord shall furnish cold water from City of Chicago mains
          -----
from regular Building outlets for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord or by Tenant with Landlord's prior written consent, and hot water for public lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at Landlord's actual cost for water furnished for any other purpose as Additional Rent hereunder. Tenant shall not waste or permit the waste of water.

     E.   Janitorial Service. Landlord shall also furnish janitorial and
          ------------------
cleaning services as set forth in Appendix B, on Monday through Friday, Holidays excepted. Tenant shall not provide janitorial services in the Premises without the prior written consent of Landlord and then only at Tenant's sole responsibility, cost and expense, by contractors or employees at all times satisfactory to Landlord in its sole discretion.

     F.   Window Washing. Landlord shall furnish window washing of all exterior
          --------------
windows, weather permitting, at intervals to be determined by Landlord, but not less than three times during each calendar year.

     G.   Interruption of Service. Landlord does not warrant that any service
          -----------------------
will be free from interruption caused by labor controversies, accidents, inability to obtain fuel, steam, water or supplies, governmental regulations, or other causes beyond the reasonable control of the Landlord, or repairs, alterations, replacements or improvements to such systems. No such interruption of Service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease, except as provided below.

     The rent otherwise payable under this Lease shall abate in the manner described in the last sentence of this paragraph if all of the following conditions are met: (i) if Landlord ceases to furnish any service in the Building as a result of a condition which affects only the Building (i.e. which does not affect office buildings in general in the vicinity of the Building); and (ii) if Tenant notifies Landlord in writing within one (1) business day after such cessation; and (iii) if such cessation is not caused by Force

Majeure (as defined in Section 18 of this Lease); and (iv) if such cessation has not arisen as a result of an act or omission of Tenant; and (v) as a result of such cessation, the Premises (or a material portion thereof) is rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) and Tenant in fact so ceases to use such space in the manner used prior to such cessation. As Tenant's sole and exclusive remedy for such cessation, on the sixth day after all of the foregoing conditions have been met, the rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being so used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

     Tenant shall make arrangements directly with the telephone company servicing the Building for such telephone service in the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges, electricity consumed within the Premises, maintenance of light fixtures and replacement of lamps, bulbs, tubes, ballasts and starters.

     5.   ALTERATIONS AND REPAIRS.

     A. Tenant shall not make any improvements or alterations in or additions, changes or installations to the Premises which (i) impact the base structural components or the heating, air conditioning, ventilation, electrical, plumbing or mechanical systems (collectively, the "Systems") of the Building or (ii) impact any other tenant's premises (collectively, the "Systems/Structure Work"), without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto (which consent Landlord may withhold in its sole discretion). Tenant shall not make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work pursuant to this Section 5A, without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto (which consent shall not be unreasonably withheld), if (a) the cost thereof is in excess of $5,000.00, or (b) such improvements, alterations, additions, changes or installations are visible from outside the Premises (collectively, the "Non-Systems Work"). Tenant shall be allowed to make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work or Non-Systems Work pursuant to this Section 5A without Landlord's consent (collectively, the "Non-Consent Work"), but Tenant shall be obligated to notify Landlord of the nature and scope of such work and otherwise comply with the provisions of this Section 5, failing which Landlord may deny Tenant's contractors access to the Premises. For purposes of this Lease, Systems/Structure Work, Non-Systems Work and Non-Consent Work are sometimes collectively referred to herein as the "Work". Landlord hereby agrees to inform Tenant of its approval or disapproval of any such Systems/Structure Work or Non-Systems Work within fifteen (15) days after receipt of a complete set of plans and specifications therefor. All Work shall be performed (a) at the sole cost and expense of Tenant by employees of or contractors employed by Landlord, or with Landlord's written consent given prior to the letting of the contract, by contractors employed by Tenant under a written contract previously approved in writing by Landlord, and (b) on such terms and under such conditions as Landlord, in its sole discretion, shall determine as will protect the Premises, the

Building and the Project from improper contractors' work and against the imposition of any lien resulting from Work; without limiting the foregoing, if Landlord consents to any Work, it shall be performed subject to the following requirements:

          (1) If the Work is to be done by Tenant's contractors, Tenant shall furnish to Landlord prior to commencement thereof, building permits and certificates of appropriate insurance and bonds satisfactory in all respects to Landlord. Tenant shall also furnish to Landlord, if Landlord so requests, security for the payment of all costs to be incurred in connection with the Work.

          (2) Upon completion of any Work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien, each conforming to the applicable Illinois statutory requirements, as-built plans of any Work and receipted bills covering all labor and materials expended and used. Insofar as applicable to the work or material for which payment is requested or notice or lien claim is made, Landlord in its sole discretion shall make available for partial or final payment or release thereof such funds as may have been deposited with it by Tenant for the estimated cost of such Work.

          (3) Any Work permitted to be undertaken by Tenant's contractors shall be performed in such a fashion and by such means as necessary to maintain peace and harmony among the other contractors serving the Project and the other tenants and so as not to cause interference with the continuance of work to be performed or services to be rendered to the Project or the other tenants.

          (4) All Work shall comply with all insurance requirements and with all applicable laws, ordinances and regulations. All Work shall be constructed in a good and workmanlike manner, and only good grades of material shall be used with a quality equal to or better than that used in the Project.

          (5) Tenant shall permit Landlord to supervise all Work within the Premises. Except for the Work set forth on the construction bid attached hereto as Appendix F for which no supervisory fee will be charged, Landlord shall charge a supervisory fee not to exceed (a) ten percent (10%) of the total cost of the Work, including, without limitation, all labor and material costs, if Landlord's employees or contractors perform the Work, and (b) five percent (5%) of the total cost of the Work, including, without limitation, all labor and material costs, if Tenant's employees or contractors perform the Work.

     B. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service (all of which shall be at Tenant's sole cost and expense), Landlord shall, upon request, direct where and how all connections and wiring for such service shall be introduced and run. In the absence of any such directions, Tenant shall make no borings, cutting or install any wires or cable in or about the Premises.

     C. Tenant agrees to protect, defend and indemnify Landlord, its agents (including, without limitation, the building manager) and employees, the Premises, the Building and the Project from and against any and all liabilities of every kind and description which may arise out of or be connected in any way with any Work, whether performed by or under the direction of Landlord and at the cost of Tenant or performed by Tenant and whether performed in compliance with this Section 5.

     D. Any mechanic's lien filed against the Premises or the Project or any notice which is received by either Landlord or Tenant or filed for work or materials furnished or claimed to be furnished and deriving from Work or for materials or work claimed to have been furnished to Tenant or the Premises shall be released and discharged of record by Tenant, in either case, within thirty
(30) days after such filing or receipt, whichever is applicable, at Tenant's expense. If Tenant chooses to contest such claim, notice or lien, Tenant may do so in place of causing the release and discharge thereof, provided that within said thirty (30) day period, (i) Tenant provides Landlord with a title indemnity or bond or other adequate security covering any possible lien or claim that may arise from the failure to release and discharge such claim, notice or lien; (ii) Tenant contests such claim, notice or lien in good faith by appropriate proceedings that operate to stay enforcement thereof; and (iii) Tenant promptly pays and discharges any final adverse judgment entered in any such proceeding. If Tenant has not caused the release or discharge or begun appropriate proceedings to contest such claim, notice or lien, within said thirty (30) days, Landlord may, but shall not be obligated to, pay the amount necessary to remove the same without being responsible for making an investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, shall be deemed Additional Rent hereunder, payable upon demand. Tenant has no power or authority to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises or the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.

     E. Except for ordinary wear and as otherwise provided in this Lease, Tenant shall, at all times during the Term hereof, at its sole expense, keep all Tenant's movable and removable fixtures located in or appurtenant to the Premises in good order, repair and condition, and Tenant shall promptly arrange with the Landlord to have Landlord (or Landlord's agent) make repairs of all other damages to the Premises and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord. Landlord may, but shall not be required to do so, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, as Landlord shall desire or deem necessary for the safety, protection, preservation or improvement of the Project, or as Landlord may be required to do by any governmental department or agency, or by the order or decree of any court or by any other proper authority; provided, however, that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably possible under the circumstances. The cost of all repairs made by Landlord to the Project which are made necessary as a result of misuse or neglect by Tenant or Tenant's employees, invitees, servants, contractors or agents shall be immediately paid as Additional Rent by Tenant to Landlord within thirty (30) days of being billed for same. The cost of all other repairs and replacements (except those caused by Tenant's misuse or negligence and those relating to Tenant's movable and removable fixtures) shall be paid for by the Landlord and deemed an item of Operating Costs.

     6. USES OF PREMISES. The Premises shall be occupied and used by Tenant only for general office purposes, and for no other purpose; except that if the zoning classification of the Building so permits (and Tenant hereby acknowledges that Landlord makes no representation or warranty in this regard) and subject to the requirements of applicable zoning laws and ordinances, Tenant may also perform light assembly of computers and computer peripherals. Without limiting the generality of the foregoing, no use shall be made of the Premises nor acts done which will increase the existing rate of insurance upon the Project or cause a cancellation of any insurance policy covering the Project or any part thereof or require additional insurance coverage. Tenant shall not permit to be kept, used or sold in or about the Premises any article which may be prohibited by Landlord's insurance policies.

     7. BUILDING RULES AND GOVERNMENTAL REGULATIONS. Tenant shall abide by all applicable laws or governmental regulations concerning its use of the Premises. Tenant shall also abide by all uniform reasonable rules and regulations adopted or to be adopted from time to time by Landlord pertaining to the operation and management of the Project. If any rules and regulations are contrary to the terms of the Lease, the terms of this Lease shall prevail. The present rules are contained in Appendix C. The violation of the Project rules or the laws or regulations governing Tenant's use of the Premises shall be a default under this Lease allowing Landlord all remedies for default set forth under Section 11 of this Lease. Landlord shall not be responsible to Tenant for violation of rules or regulations or terms of this Lease or any other Lease in the Project by another tenant, nor shall failure to obey the same by others or lack of enforcement by Landlord relieve Tenant from its obligations to comply therewith.

    8.    CLAIMS; INSURANCE; LIABILITY.

     A. To the extent permitted by law, Tenant waives all claims it may have against Landlord, its officers, directors, servants, agents or employees for damage to person or property sustained by Tenant or by any occupant of the Premises or the Project, or any other person, occurring in or about the Premises or the Project, resulting from the Premises or the Project or any part of said Premises or Project becoming out of repair or resulting from any existing or future condition, defect, matter or thing in the Premises, the Project or any part of it, or from equipment or appurtenances therein, or from the action of the elements, or any accident within or adjacent to the Premises or Project or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or Project or any other person while on the Premises or the Project. If any such damage to the Premises or the Project or any equipment or appurtenances therein, or to tenants thereof, or their agents, employees, contractors or invitees, results from any act, omission or negligence of Tenant, its agents, employees, servants, contractors or invitees, Landlord may, at Landlord's option, repair such damage and Tenant shall reimburse Landlord within thirty
(30) days of invoice for all costs of such repairs and damages. All property on the Project or in the Premises belonging to the Tenant, its agents, employees, servants, contractors or invitees or to any occupant of the Premises shall be there at the risk of the Tenant or such other person only and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Notwithstanding anything contained in this Section 8 to the contrary, no agreement of Tenant in this Section 8 shall be deemed to exempt Landlord from liability for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents or employees in the operation or maintenance of the Premises or the Project.

     B. Landlord and Tenant agree to have all property insurance policies which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Project or the Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, its policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary to prevent the invalidation of said insurance coverage by reason of said waiver.

     C. At all times during the Term of this Lease, Tenant shall at its sole cost and expense maintain in full force and effect insurance protecting Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times satisfactory to Landlord and with such increases in limits as Landlord may, from time to time, request. Initially, such coverage shall be in the following amounts:

          (1) Comprehensive or Commercial General Liability Insurance, including Contractual Liability insuring the indemnification provisions contained in this Lease, with limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for Bodily Injury, Death and Property Damage, and umbrella coverage of not less than Three Million Dollars ($3,000,000). The Comprehensive or Commercial General Liability policy shall include the Landlord and Landlord's building manager as additional insureds, with a severability of interest endorsement.

          (2) Insurance against (a) "All Risks" of physical loss covering the tenant improvements (if any) described in Item 14 of the Schedule, the Work, movable fixtures, office equipment, furniture, trade fixtures, merchandise and all other items of Tenant's property on the Premises, and (b) loss of use of the Premises.

     D. Tenant hereby agrees to, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be cancelled or changed without at least thirty (30) days, prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior written notice shall be provided).

     E. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its officers, directors, servants, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in the Premises or Project, arising from any breach or default on the part of Tenant during the Term of this Lease or from any act or omission of Tenant or of any employee, agent, servant, invitee or contractor of Tenant, and from any costs relating thereto (including, without limitation, attorneys' fees).

     Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its officers, directors, servants, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property), proximately caused by the intentional misconduct or sole negligence of Landlord or of any employee, agent, servant, invitee or contractor of Landlord, and from any costs relating thereto (including, without limitation, attorneys' fees); provided, however, that such indemnification shall be effective only to the extent of the insurance proceeds recoverable and recovered under Landlord's general liability insurance policy or policies covering the Building, together with the amount of any deductible carried by Landlord under such policy.

     9.   FIRE AND OTHER CASUALTY.

     A. In the event that (i) the Premises are made substantially untenantable by fire or other casualty, including damage or casualties of war, and Landlord shall decide not to restore or repair the same, or (ii) the Building is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the same, then, in either of such events, either Landlord or Tenant shall have the right to terminate this Lease by notice to the other within ninety (90) days after the date of such fire or other casualty.

     B. If the Premises or the Building are made untenantable by fire or other casualty, and this Lease is not terminated pursuant to Section 9A above, Landlord shall, to the extent permitted by any mortgages or Ground Leases with respect to the Premises and the Project, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, subject to zoning laws and building codes then in effect, or, if any portion of the Premises has been leased on an "as is" basis, including only improvements similar to those located in such portion of the Premises on the Commencement Date or the date on which such portion was added to the Premises, if later than the Commencement Date (herein, the improvements Landlord is required to make are called the "Required Improvements"), and at Landlord's option Tenant may be permitted or required to devote the proceeds of its insurance described in Section 8C(2)(a) to cause restoration of tenant improvements over and above the Required Improvements, and pay for the same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease. In the event a fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord's recovery in no event shall be reduced by any insurance recovery to Tenant.

     C. Notwithstanding anything in this Section 9 to the contrary (except that Section 9A shall supersede this Section 9C), if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause a registered architect selected by Landlord and licensed to do business in Illinois to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods. If the estimate indicates that the Premises cannot be made tenantable within twelve (12) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect's certificate. If the estimate of the registered architect indicates that the Premises can be made tenantable within twelve (12) months from the date the repair and restoration is started, or if neither party terminates this Lease pursuant to this Section 9C, Landlord shall proceed with reasonable promptness to repair and restore the Premises, provided that if the estimate of the registered architect indicates that the Premises can be made tenantable within twelve (12) months from the date repair and restoration is started, and if Landlord does not repair and restore the Premises within said twelve (12) month period, which twelve (12) month period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease upon fifteen (15) days' prior written notice to Landlord. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process, (ii) any delays caused by Tenant, and (iii) any delays caused by events beyond Landlord's reasonable control.

     D.   In the event that this Lease is terminated pursuant to Section 9A or
Section 9C above, rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. In the event that such fire or casualty renders all or any portion of the Premises untenantable and this Lease is not terminated pursuant to Section 9A or Section 9C, then subject to the last sentence of this Section 9D, the rent provided for in this Lease shall abate on a per diem basis during the period of repair and restoration until the Premises are tenantable again, and the abatement shall be in an amount bearing the same ratio to the total amount of rent due for such period as the untenantable portion of the Premises from time to time bears to the entire Premises. Any provision hereof notwithstanding, Tenant's rent shall not abate if its negligence was the cause of the fire or other casualty; and whether or not the Lease is terminated, Tenant's recovery shall be limited to the amount necessary to cause restoration of the tenant improvements as described in this Section 9.

     10. RIGHTS RESERVED TO THE LANDLORD. Landlord reserves the following rights, exercisable without notice to Tenant except as otherwise expressly provided herein, and without liability to Tenant for damage or injury to property, person or business (all such claims being hereby released, except to the extent they are caused by Landlord's negligence), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for offsets, or abatements of rent or affecting any of Tenant's obligations under this Lease. Specification of the rights reserved to Landlord herein shall not exclude any right accruing to Landlord by operation of law or reserved specifically or by inference from any provision contained in this
Lease:

     A.   Name: To change the Project's name or street address, provided,
          ----
however, that with respect only to a change of street address, if the same is voluntarily undertaken by Landlord, Landlord shall give 60 days prior notice to Tenant and shall reimburse Tenant's reasonable costs incurred in changing the street address on printed materials.

     B.   Signs: To install, affix and maintain any and all signs on the
          -----
exterior and interior of the Building. No signs visible from the exterior of the Building or from within its lobbies or common corridors shall be permitted to be installed in the Premises by Tenant without Landlord's approval of the sign and the location thereof, which may be withheld in Landlord's sole discretion. Landlord reserves the right to remove at Tenant's expense any such sign not so approved by Landlord.

     C.   Windows: To designate and approve, prior to installation, all types of
          -------
window shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all the internal lighting that may be visible from the exterior of the Building.

     D.   Service Contracts: To designate all sources furnishing sign painting
          -----------------
and lettering, ice and drinking water, towels, toilet supplies, beverages, food service, shoe shining or other services on the Premises, provided that the rates for such services as are designated by Landlord are reasonably competitive with rates charged therefor in the Chicago metropolitan area. No vending or dispensing machines of any kind shall be placed in or about the Premises without the prior written consent of Landlord.

     E.   Keys: To retain at all times and to use passkeys to the Premises and
          ----
keys to all locks within and into the Premises. No locks or bolts shall be altered, changed or added without the prior written consent of Landlord.

     F.   Access for Repairs, etc.: To have access to the Premises to perform
          ------------------------
its duties and obligations under this Lease and to inspect the Premises, make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Premises, the Project or any part thereof as set forth in and subject to various Sections of this Lease including, without limitation, Section 5 and Section 10N.

     G.   Occupancy: To decorate, remodel, repair, alter or otherwise prepare
          ---------
the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises and defaults in the payment of rent. Such acts of Landlord shall not relieve Tenant of its obligation to pay rent to the Termination Date.

               H. Rights to conduct Businesses: To grant to anyone the exclusive
                  ----------------------------
        right to conduct any business or render any service in the Project provided such exclusive right shall not operate to exclude Tenant from the use permitted by this Lease.

               I. Heavy Equipment: To approve the weight, size or location of
                  ---------------
        safes and other heavy equipment and articles in and about the Premises and the Project and to require all such items and furniture to be moved into and out of the Building or anywhere else in the Project and the Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the Project and within the Project is entirely at the risk and responsibility of Tenant. Any furniture, equipment, curtains and similar articles desired to be removed from the Premises or the Building shall be listed in a written notice from Tenant to Landlord and a removal permit therefor shall be obtained from Landlord prior to removal thereof.

               J. Show Premises: To show the Premises to prospective tenants or
                  -------------
        brokers during the last year of the Term of this Lease or the last year of any extension thereof or to show the Premises to prospective purchasers at all reasonable times, provided prior notice is given to Tenant in each case and Tenant's use and occupancy of the Premises shall not materially be inconvenienced by any such action of Landlord.

               K. Close Protect: To close or restrict access to the Project
                  -------------
        during such hours as Landlord shall from time to time reasonably determine, and on Holidays subject, however, to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Project identify themselves to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Project.

               L. Substitution of Space: At any time hereafter, Landlord may
                  ---------------------
        relocate all of the Premises to another area in the Project (the "new premises") upon sixty (60) days' prior written notice, provided that:

                    (1) the new premises shall be similar to the Premises in
               area and suitable for the use which Tenant had made of the Premises;

                    (2) such change shall be made in order to put into the
               Premises a major tenant in the Project;

                    (3) Landlord will pay all of the costs of improving the new premises so they are substantially similar to the Premises;

                    (4) Landlord shall pay all of Tenant's moving costs,
               reasonable costs of new stationery and announcements and other reasonable expenses incurred in connection with such move; and

               (5) Such move shall be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant under the circumstances.

          Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move to the new premises including, by way of example but not of limitation, designating locations to move furniture and equipment, supervising moving of files or fragile equipment, designating location of telephone outlets, and listing color of paint and of flooring desired in the new premises.

          M.   Use of Lock Box by Landlord: Landlord may from time to time elect
               ---------------------------
    to designate a lock box collection agent (independent agent, bank or other financial institution) to act as Landlord's agent for the collection of amounts due Landlord. In such event the date of payment of rent or other sums paid Landlord through such agent shall be the date of agent's receipt of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if Landlord issues a check payable to the order of the Tenant in the amount sent to the lock box and if Landlord mails the check to the Tenant addressed to the place designated in this Lease for notice to Tenant within twenty-one (21) days after the amount sent by the Tenant is received by the lock box collection agent or if the Landlord returns a dishonored instrument within twenty-one (21) days of its dishonor. Return of any such sum to Tenant by so sending such a check of the Landlord or by so sending a dishonored instrument to the Tenant within the appropriate twenty-one (21) day period shall be deemed to be rejection of Tenant's tender of such payment for all purposes as of the date of Landlord's lock box collection agent's receipt of such payment (or collection). The return of Tenant's payment in the manner described in this
    Section 10M shall be deemed not to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease nor a waiver of any of Landlord's rights or remedies granted in this Lease. The possession of Tenant's funds or negotiation of Tenant's negotiable instrument by Landlord's agent or Landlord during the applicable twenty-one (21) day period shall be deemed not to be a waiver of any defaults of Tenant or any rights of Landlord theretofore accrued nor shall any such possession or negotiation be considered an acceptance of Tenant's tender.

          N. Repairs and Alterations: At any time Landlord may decorate, make
             -----------------------
    alterations, additions or improvements, structural or otherwise, in or to the Project or any part thereof, including the Premises, and perform any acts required or permitted hereunder, or related to the safety, protection, preservation or improvement of the Project or the Premises, and during such operations Landlord shall have the right to take into and through the Premises or any part of the Project all material and equipment required and to close and temporarily suspend operation of entrances, doors, corridors, elevators and other facilities, and to have access to and open all ceilings, without liability to Tenant by reason of interference, inconvenience, annoyance or loss of business; provided, however, that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably possible under the circumstances, and shall not do any act which would permanently reduce the size of the Premises. Landlord shall do any such work during ordinary business hours, and Tenant shall pay Landlord for overtime and for any other incremental or extra expenses incurred if such work is done during other hours at Tenant's request. Landlord may do or permit any work to be done upon or along, and any use of, any adjacent or nearby building, land, street, alley or way.

               O. Mail Chutes: To have access for Landlord and other occupants
                  -----------
        of the Building to any mail chutes according to the rules of the United States Postal Service.

               P. Other Rights: All other rights reserved by the Landlord
                  ------------
        pursuant to the provisions of this Lease.

               11.  DEFAULT AND LANDLORD'S REMEDIES.

               A.   Defaults. The occurrence of any of the following shall
                    --------
        constitute a default hereunder:

                    (1) If Tenant defaults in the payment of rent (whether Base
               Rent, Operating Cost Share Rent, Tax Share Rent or Additional
               Rent), or any other sum required to be paid by this Lease; provided, however, that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default, unless such default is not remedied within five (5) days after written notice thereof by Landlord to Tenant;

                    (2) If Tenant defaults in the prompt and full performance or observance of any term, covenant, agreement or provision of this Lease (except those specified in Subsections (1), (3), (4), (5),
               (6), (7), (8) and (9) of this Section 11A); provided, however, that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default,
               (i) if such default is remedied within seven (7) days after written notice thereof by the Landlord, (or if such default involves a hazardous condition and it is not cured by Tenant immediately upon written notice to Tenant), or (ii) with respect to a default which cannot reasonably be cured within seven (7) days, if Tenant immediately commences to cure and diligently proceeds to complete the cure of such default within a reasonable time period which shall in no event extend beyond ninety (90) days after Tenant receives written notice of such default;

                    (3) If Tenant abandons or vacates the Premises during
               the Term hereof without rent being paid;

                    (4) If the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days;

                    (5) If Tenant becomes insolvent or bankrupt or shall
               generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors;

                    (6) If Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

                    (7) If Tenant shall take any corporate or other action to
             authorize any of the actions set forth above in Subsections (5) and
             (6) of this Section 11A;

                    (8) If any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of thirty (30) days; or

                    (9) If Tenant does any act, or any other circumstance
             occurs, which this Lease expressly provides is a default hereunder.

             B.     Landlord's Remedies.
                    -------------------

                    (1) Upon the occurrence of any one or more defaults by
             Tenant, Landlord may elect, by written notice to Tenant, to terminate this Lease and Tenant's right to the Premises as of the date set forth in the notice or, without terminating this Lease, to terminate Tenant's right to possession of the Premises as of the date set forth in the notice. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises with process of law in the event of any such termination of this Lease or of Tenant's right to possession, and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom using such force as may be necessary without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by law or in equity. Except as otherwise provided in this Section 11, Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises and waives the service of any demand for payment of rent or possession and waives the service of any other notice or demand prescribed by any statute or other law, and agrees that the simple breach of any of the covenants or conditions of this Lease shall, without the service of any demand or notice whatsoever, constitute a forcible detainer by Tenant of the Premises within the meaning of the statutes of the State of Illinois.

                    (2) If Landlord elects to terminate Tenant's right to
             possession only without terminating the Lease, and Landlord does so elect, Landlord may at Landlord's option enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as set forth in subsection B(1) of this Section 11, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full Term, and, at Landlord's option, the present value of the aggregate amount of the Base Rent, Operating Cost Share Rent and Tax Share Rent (based upon the amount thereof for the calendar month immediately preceding the month in which the default has occurred) for the period from the date stated in the written notice terminating possession to the stated end of the Term (such present value to be computed on the basis of a per annum discount rate equal to three (3) percentage points below the Corporate Base Rate at the time of the default) shall be immediately due and payable by Tenant to Landlord, together with any other monies due hereunder, and Landlord shall have right to immediate recovery of all such amounts. In the alternative, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date stated in the notice terminating possession to the stated end of the Term. Upon and after entry into possession without termination of the Lease, subject to Landlord's right to first rent other vacant areas in the Building, Landlord may relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such rent, for such time (which may be a period extending beyond the stated Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions by Tenant relating to such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed necessary or desirable by Landlord, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof, together with Landlord's expenses of reletting. Any proceeds from the reletting of the Premises by Landlord shall be collected by Landlord and shall first be applied against the cost and expenses of reentry and of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecoration, repair, and other reasonably necessary costs and expenses incurred to secure a new tenant for the Premises, and second to the payment of rent herein provided to be paid by the Tenant. If the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises, is not sufficient to pay any accelerated amounts of rent due and owing and to pay monthly the full amount of the rent reserved in this Lease and not theretofore accelerated, Tenant shall pay to Landlord the accelerated amounts upon demand, and the amount of each monthly deficiency as it becomes due. If the consideration collected by Landlord upon any such reletting for Tenant's account after payment of the expenses of reletting the Premises is greater than the amount necessary to pay accelerated amounts of rent due and owing and to pay the full amount of the rent reserved in this Lease and not theretofore accelerated, the full amount of such excess shall be retained by Landlord and in no event shall be payable to Tenant. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Notwithstanding any provision hereof which may be to the contrary, Landlord agrees to use all reasonable efforts to mitigate damages to the extent required by law.

                    (3) If Landlord shall decide to terminate this Lease,
             Landlord shall be entitled to recover from Tenant all of the amounts of rent accrued and unpaid for the period up to and including the date of the termination, as well as all other additional sums for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, and all reasonable costs and expenses including, without limitation, court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord, at its sole option, shall be entitled to recover from Tenant, in lieu of any amounts due under Section 11B(2) hereof, and Tenant shall pay to Landlord, on demand, as final and liquidated damages (and not as a penalty), a sum equal to the amount of Landlord's reasonable estimate of the aggregate amount of Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent that would be payable for the period from the date of such termination through the Termination Date, reduced by the then reasonable rental value of the Premises for the same period, both discounted to present value at the rate per annum equal to three (3) percentage points below the Corporate Base Rate at the time of the default. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for such period, or any part thereof, the amount of rent payable upon such reletting shall be deemed to be the reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.

                    (4) Landlord may but shall not be obligated to cure any
             default by Tenant hereunder, but, if Landlord so elects, all costs and expenses paid by Landlord in curing such default and legal fees in connection therewith shall be Additional Rent due on the next rent date.

                    (5) Notwithstanding anything in the Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord may have at law or in equity and (ii) shall be cumulative. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall only be effective if it is in writing and shall not be deemed to be a waiver of a continuing or subsequent breach of the same, or of any other term, covenant or condition herein contained. The acceptance of rent or any other amounts due hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, and if the same shall be accepted after the termination of this Lease, by lapse of time or otherwise, or of the Tenant's right of possession hereunder, or after the giving of any notice, such acceptance shall not reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such amounts, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent and other sums due, and the payment of the same shall not waive or affect said notice, suit or judgment.

                   (6) Notwithstanding any provision in this Lease prohibiting
             Landlord from exercising its rights hereunder or at law or in equity if Tenant cures a default within a specified period of time, if Tenant shall default (i) in the timely payment of rent (whether any or all of Base Rent, Operating Cost Share Rent, Tax Share Rent or Additional Rent) three or more times in any period of 12 consecutive months, or (ii) in the performance of any particular term, condition or covenant of this Lease three or more times in any period of six consecutive months, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, if any, as provided in this Lease, any further similar default (including, without limitation, with respect to non-payment of rent, the further non-payment of any kind of rent payable under this Lease) shall not be curable by Tenant and Landlord shall have the right to exercise all of the remedies provided in this Lease (including, without limitation, any and all remedies at law and in equity) immediately after the occurrence of such similar default.

                   (7) If the term of any lease, other than this Lease, made by the Tenant for any demised premises in the Building or any other building owned by Landlord or an affiliate of Landlord shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at Landlord's sole option, to terminate this Lease by written notice to the Tenant.

                   (8) In the event that Tenant shall file for protection under the Bankruptcy Code now or hereinafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one shall have been appointed, assume or reject this Lease within sixty (60) days thereafter.

             12. HOLDOVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, that during such holding over, Tenant shall pay Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate payable for the fiscal year, or portion thereof, immediately preceding said holding over, computed on a monthly basis for the time Tenant thus remains in possession and, in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over. Alternatively, at the election of Landlord expressed in a written notice to Tenant and not otherwise, if such retention of possession lasts more than sixty (60) days, such retention of possession shall constitute a renewal of this Lease for one (1) year; provided, however, that Tenant shall pay Base Rent in an amount equal to the greater of 150% of the rate payable for the immediately preceding fiscal year, or portion thereof or 150% of the then current market rate (hereinafter defined) as determined by Landlord, and Tenant shall continue to make all other payments required under this Lease, including, without limitation, Operating Cost Share Rent and Tax Share Rent. Neither the acceptance of rent by the Landlord after termination, nor the provisions of this Section: (i) shall be construed as, or operate as, a renewal or as a waiver of Landlord's right of re-entry or right to regain possession by actions at law or in equity or by any other right or remedy hereunder, or (ii) shall be construed as, or operate as, a waiver of any other right or remedy of Landlord.

               13.  SUBORDINATION TO MORTGAGES, TRUST DEEDS AND GROUND LEASES.

               A.   Subordination. This Lease shall be subordinated to any and
                    -------------
        all Ground Leases now or hereafter in force with respect to the Project at the election of the ground lessor under any such Ground Lease. This Lease shall be subject to all of the terms and conditions of such Ground Leases, which are hereby incorporated in this Lease by this reference, and in the event of any conflict between the terms hereof and the terms of any such Ground Leases, the terms of such Ground Leases shall control. This Lease shall be subordinated to the lien of any and all mortgages now or hereafter in force against (a) the Project and (b) any and all Ground Leases with respect to the Project, at the election of the mortgagee under any such mortgage. Landlord hereby represents that as of the date hereof there are no Ground Leases with respect to the Project.

               The respective rights to so subordinate this Lease at the election of any such ground lessor or mortgagee shall continue during any amendment, renewal, modification, consolidation, replacement or extension of each such Ground Lease or mortgage, and shall apply to any and all advances made or hereafter made on the security of each such mortgage.

               Subordination shall be effective at election of any such ground lessor or mortgagee. Election shall not be dependent on receipt of notice by Tenant of the election to subordinate. Without limiting the foregoing, notice of the election to subordinate may be given as provided for notices pursuant to this Lease.

               Any subordination at the election of any such ground lessor or mortgagee shall be self-operating. Nevertheless, Tenant or its successors in interest upon request of Landlord shall promptly execute and deliver (within ten (10) days after a request therefor) at any time and from time to time upon the request of Landlord, such instruments as are reasonably necessary or appropriate in Landlord's judgment to evidence such subordination.

               B.   Termination of Ground Lease or Foreclosure of Mortgage.
                    ------------------------------------------------------
        Should any mortgage on the Project or on any Ground Lease be foreclosed or if any Ground Lease be terminated and this Lease be continued:

                    (1) The liability of the mortgagee, ground lessor or purchaser at such foreclosure sale shall exist only during the time such mortgagee, ground lessor or purchaser is the owner of the Project.

                    (2) Tenant shall attorn, as Tenant under this Lease, without any deductions or setoffs whatsoever (except that Tenant shall receive full credit for any rents theretofore paid by Tenant), to the purchaser at the foreclosure sale (or the mortgagee if the mortgagee becomes owner of the fee estate or lessor under any Ground Lease) or, if any Ground Lease be terminated for any reason, Tenant shall be deemed to have attorned as Tenant under this Lease to the ground lessor under the Ground Lease, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such mortgagee or ground lessor, as the case may be. Likewise, Tenant will attorn to a leasehold mortgagee in the event a leasehold mortgagee should ever become the owner of the leasehold estate covered by its mortgage or should become the owner of any new lease in replacement or substitution of such leasehold estate. Tenant agrees to promptly execute and deliver (within ten (10) days after a request therefor) at any time and from time to time upon the request of Landlord, or of any ground lessor under any such Ground Lease, or of any holder of any such mortgage or leasehold mortgage, or of any such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure or termination proceeding or otherwise to evidence such attornment.

                    (3) As used in this Section 13, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee" and successors and assigns of such party (whether immediate or remote), the purchaser of any mortgage, whether at foreclosure or otherwise and the successors, assigns and mortgagees of such purchaser (whether immediate or remote).

               C.   Security Deposit. The mortgagee under a mortgage and the
                    -----------------
          lessor under any Ground Lease shall have no responsibility for the return of the security deposit, if any, except to the extent the security deposit is held by such mortgagee or ground lessor.

               D.   Notice and Right to Cure. Landlord hereby notifies Tenant
                    ------------------------
          that the Project is subject to the mortgages set forth on Appendix E attached hereto (Mortgages Currently Affecting the Project), and Landlord agrees promptly to notify Tenant of the placing of any additional Ground Leases, mortgages or trust deeds against the real property or leasehold estate of which the Premises form a part.

               Tenant agrees to give the mortgagees shown on Appendix E and any other mortgagee or holder of a deed of trust or lessor of any Ground Lease, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagee, holder of a deed of trust or lessor under any Ground Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagee, holder of a deed of trust or lessor under any Ground Lease shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, such mortgagee, holder of a deed of trust or lessor under any Ground Lease shall have such additional time as may be necessary to cure such default, provided that within such thirty (30) days, any mortgagee, holder of a deed of trust or lessor under any Ground

     Lease, as the case may be, has commenced and is diligently pursuing the cure of such default (including but not limited to commencement of foreclosure or lease forfeiture proceedings, if necessary to effect such cure), and Tenant shall not pursue any of the remedies it may have for such default and this Lease shall not be terminated, while such cure is being diligently pursued, so long as the default is completely cured within a reasonable time thereafter. During the period between the giving of such notice and the remedying of Landlord's default, the rent herein recited shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

          14.  ASSIGNMENT AND SUBLETTING BY TENANT.

          A. Tenant shall not, without the prior written consent of Landlord in each instance, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease or any interest herein be assigned or assignable by voluntary or involuntary bankruptcy proceedings or by operation of law or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law.

          B. Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrance shall not operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay rent, except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's costs, charges and expenses, including without limitation, reasonable attorney's fees, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

          C. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to terminate this Lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. If Tenant's notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the commencement date stated in Tenant's notice as fully and completely as if that date had been the Termination Date. If, however, Tenant's notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant's notice, then as of the commencement date stated in Tenant's notice, the rent reserved herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant's notice, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Without limitation, it shall be deemed reasonable for Landlord to withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice if the proposed assignee or sublessee is a tenant or occupant of the Building or an affiliate (a person controlling, controlled by or under common control with) of a tenant or occupant of the Building.

               D. If Tenant, having first obtained Landlord's consent to any assignment or sublease, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the aggregate of the Base Rent, Operating Cost Share Rent and Tax Share Rent due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as Additional Rent sixty percent (60%) of all of such excess rent or other consideration within ten (10) days after receipt thereof from time to time.

               E. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease, in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the terms, provisions and conditions of this Lease and that it will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

               F. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of the beneficial ownership of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death or an initial public offering by Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this
        Section 14. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this
        Section 14. The term "control" as used in this Section 14F means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control.

               G. Any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Premises without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.

               15. SALE BY LANDLORD. In the event of sale, conveyance, assignment or transfer by Landlord of its interest in the Project or in the Building or in this Lease, the same shall operate to release Landlord (subject to the second paragraph of Section 17 hereof) from any future obligations and any future liability for or under any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event, and with respect to such obligations, covenants and conditions, Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance or transfer.

               16. ESTOPPEL CERTIFICATE. Landlord shall, at the request of Tenant and Tenant shall, at the request of Landlord at any time and from time to time upon not less than ten (10) days' prior written notice, execute, acknowledge in recordable form, and deliver to the other, or for the Tenant to its auditor or a prospective purchaser of its business or assets, or to its assignee or subtenant if acceptable to Landlord, or for the Landlord to Landlord's mortgagee, the lessor under any Ground Lease, auditors or a prospective purchaser of the Project or any part thereof, a certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the rent and other charges are paid, and that Tenant is paying rent on a current basis with no offsets or claims, and there are not, to Tenant's or Landlord's knowledge, as the case may be, any uncured defaults on the part of Landlord or of Tenant (or specifying such offsets, claims or defaults, if any are claimed). Such certificate may require the party giving it to specify the date of commencement of rent, the Commencement Date, the Termination Date, the Base Rent, current Operating Cost Share Rent and Tax Share Rent estimates, the date to which rent has been paid, whether or not Landlord has completed any improvements required to be made to the Premises and such other matters as may be required. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or by any ground lessor, or by a purchaser or assignee or lender to Tenant or to auditors of either party hereto or by any other person to whom it is delivered. The failure to deliver such statement within the time required hereunder shall, at the option of the requesting party, be a default under this Lease, or be conclusive evidence, binding upon the nonperforming party that this Lease is in full force and effect, without modification except as may be represented by the requesting party, that there are no uncured defaults by the requesting party and that not more than one (1) month's rent has been paid in advance, and the nonperforming party shall be estopped from asserting any defaults known to it at that time.

               17. SECURITY DEPOSIT. Tenant has deposited with Landlord security for the full and faithful performance of every provision of this Lease to be performed by Tenant in the amount, if any, set forth as
        Item 11 in the Schedule. If Tenant defaults with respect to any provision of this Lease, Landlord may use all or any part of this security deposit for the payment of any rent and any other sum due or in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such deposit is to be used, Tenant shall within fifteen (15) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of this Lease and upon vacation of the Premises in accordance with the provisions hereof. Said security deposit shall not be deemed an advance payment of rent or a measure of Landlord's damages for any default hereunder by Tenant.

               Tenant acknowledges that Landlord has the right to transfer all or any part of its interest in the Project or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer such security deposit to the transferee. Upon delivery by Landlord to Tenant of such transferee's written acknowledgement of its receipt of such security deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such deposit and Tenant agrees to look solely to such transferee for the return of the security deposit.

               18. EXCUSE OF LANDLORD'S INABILITY TO PERFORM; LANDLORD'S DEFAULT. Except as specifically provided to the contrary in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all of Tenant's covenants and agreements hereunder shall not be impaired nor shall Landlord be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by any of the following (which shall be referred to herein as a "Force Majeure"): any accident, breakage, repairs, alterations, improvements, strike or labor troubles, or any other cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

               19. PERSONAL PROPERTY AND TENANT FIXTURES. Tenant hereby conveys to Landlord all of the personal property and Tenant's fixtures situated and to be situated on the Premises as security for the payment of all rent due or to become due hereunder. Said property shall not be removed therefrom without the consent of Landlord until all rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereto that this Lease constitutes a security agreement creating a security interest in and to such property, subject to the liens of any existing creditors, and Landlord, upon default of Tenant in the payment of rent, shall have all the rights of a secured party, as provided in the Illinois Uniform Commercial Code, as from time to time in effect. Landlord shall have the right to file this security agreement as a financing statement, after the occurrence of a default by Tenant which is not cured within any applicable cure period.

     20. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

     A.   To Landlord as follows:

Teachers Insurance and Annuity                  Teachers Insurance and Annuity
 Association of America                          Association of America
c/o Office of the Building                      730 Third Avenue
 Manager                                        New York, New York 10017
676 St. Clair                                   Attn: Vice President
Chicago, Illinois 60611

or to such other person at such other address designated by notice to Tenant.

     B. To Tenant at the place set forth as Item 12 on the Schedule until Tenant takes possession of the Premises, and thereafter at the Premises or at such other address designated by notice to Landlord, with a copy to Scott L. Glickson, Esq., Gordon & Glickson, P.C., 444 North Michigan Avenue, Suite 3600, Chicago, IL 60611.

     Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Mailed notices shall be deemed to have been given upon posting in the United States mails, and notices delivered personally shall be deemed to have been given upon delivery or attempted delivery.

     21. QUIET POSSESSION. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term herein granted and subject to the provisions of this Lease peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns.

     22. REAL ESTATE BROKER. Tenant represents that it has not dealt with any real estate broker except for The John Buck Company and that broker listed, if any, in Item 13 in the Schedule, with respect to this Lease and, to its knowledge no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims from any other real estate broker for commission or fees in connection with this Lease.

     23. CONDEMNATION. If all or any portion of the Project or Premises are taken by eminent domain so that the Premises cannot be reasonably used by Tenant for the purposes for which they are demised, then at the option of either party this Lease may be terminated effective as of the date of the taking and all rent reserved hereunder shall be paid to the date of such taking. The entire award for any total or partial taking shall be paid to and retained by Landlord. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Project to conform to the changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for said termination, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by said eminent domain proceeding.

     24. SPRINKLERS. If the sprinkler system installed at the Project or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or invitees, Tenant shall forthwith restore the same to good working condition at its own expense. Tenant shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of rules, regulations and requirements of the Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or any similar authority having jurisdiction over the Building, and if the Board of Fire Underwriters or Fire Insurance Exchange or any bureau, department or official of the state or city government, requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or acts or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

     25.  MISCELLANEOUS.

     A.   Covenants Binding on Successors. Subject to the terms and provisions
          -------------------------------
of Section 14 of this Lease, each provision of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors and assigns.

     B.   Date Payments Are Due. All amounts owed to Landlord hereunder, for
          ---------------------
which the date of payment is not expressly fixed herein, shall be paid within thirty (30) days from the date Landlord renders statements of account therefor and shall bear interest at the rate provided in Section 2D(3) from the date due until paid.

     C.   Meaning of "Re-entry" and "Landlord". The words "re-enter" and "re-
          ------------------------------------
entry" as used in this Lease are not restricted to their technical legal meaning. The term "Landlord," as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, such conveying or transferring landlord shall be relieved from any further obligation or liability pursuant to Sections 13B(1), 13C, 15 and 17 of this Lease.

     D.   Time Is of the Essence. Time is of the essence of this Lease and each
          ----------------------
and all of its provisions.

     E.   No Option. Submission of this instrument for examination or signature
          ---------
by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     F.   Severability. The invalidity or unenforceability of any provision
          ------------
hereof shall not affect or impair any other provisions.

     G.   Governing Laws. This Lease shall be governed by and construed pursuant
          --------------
to the laws of the State of Illinois.

     H.   Lease Modification. Should any mortgage require a modification of this
          ------------------
Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

     I.   No Oral Modification. No subsequent alteration, amendment, change or
          --------------------
addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

     J.   Litigation and Arbitration Costs. In the event of any litigation or
          --------------------------------
arbitration between the parties hereto with respect to the enforcement or interpretation of this Lease, the nonprevailing party shall pay the attorneys' fees, court costs and other costs of the prevailing party, provided that Tenant shall notify Landlord of any alleged breach of Landlord's obligations under this Lease and shall take no action with respect to such breach as long as Landlord immediately commences to cure and diligently proceeds to complete the cure of said breach within a reasonable time period. Each party hereto shall pay the attorneys' fees, court costs (if any) and other costs incurred by the other party in any litigation, negotiation or transaction in which such party causes the other party, without the other party's fault, to become involved or concerned (including, without limitation, any request for Landlord's consent to a sublet or assignment).

     K.   Captions. The marginal headings and titles to the paragraphs of this
          --------
Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     L.   Remedies and Rights May Be Exercised by Landlord In Its Own Name;
          -----------------------------------------------------------------
Authority to Execute This Lease. All rights and remedies of Landlord under this
-------------------------------
Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by any agent thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by any agent thereof. Landlord and Tenant each represents to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained.

               M.   Payments to Affiliates.  Nothing in this Lease shall be
                    ----------------------
        construed to prevent Landlord from paying for services rendered or materials delivered with respect to the Project or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by affiliates of Landlord provided that the fees or costs of such services and materials are at market rates in the Chicago metropolitan area. All such fees or costs paid by Landlord to such affiliates shall be deemed to constitute Operating Costs on the same terms and conditions as if such fees and costs were paid to non-affiliates of Landlord.

               N.   Entire Agreement. This Lease (including, without limitation,
                    ----------------
        any Rider attached hereto and signed by both parties and Appendices A through E, all of which are incorporated herein by this reference) constitutes the entire agreement between the Landlord and the Tenant. Tenant acknowledges that it has not been induced to enter this Lease by any promises, assurances, agreements, statements or representations (collectively, "Representations") which are not set forth in this Lease (including without limitation any Representations concerning Operating Costs or Taxes). Tenant acknowledges that it has not relied on any such Representations, agrees that no such Representations shall be used in the construction or interpretation of this Lease and agrees that Landlord shall have no liability for any consequences arising as a result of any such Representations.

               O.   Landlord's Title. Landlord's title is and always shall be
                    ----------------
        paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber Landlord's title.

               P.   Light and Air Rights. This Lease does not grant any rights
                    --------------------
        to light or air over or about the Project. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein.

               Q.   Consents. Except as otherwise expressly set forth herein,
                    --------
        wherever the consent or approval of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold or delay such consent or approval.

               R.   Landlord's Agents. Any rights reserved or granted to
                    -----------------
        Landlord hereunder may be exercised by Landlord or any of its agents, employees, contractors or designees.

               S.   Terms "Landlord" and "Tenant". The words "Landlord" and
                    -----------------------------
        "Tenant" whenever used in this Lease shall be construed to mean the plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to entities or individuals, or men or women, shall in all cases be assumed as though in each case fully expressed.

               T.   Rent Not Based on Income. It is agreed by Landlord and
                    ------------------------
        Tenant that no rental or other payment for the use, occupancy or utilization of the Premises demised hereunder shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building or the Premises so leased, used, occupied, or utilized, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreements for any use, occupancy or utilization of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises so leased, used, occupied or utilized.

               U.   No Recording by Tenant.  Tenant shall not record or file in
                    ----------------------
        any public records this Lease or any portion thereof.

               V.   Blue Cross Association, etc. Tenant is not granted by this
                    ---------------------------
        Lease and shall not be entitled to have any exclusive rights in the Building other than the rights of its occupancy. Tenant further agrees that it will not use its space in the Building in any way which could cause any likelihood of confusion with Blue Cross Association (BCA) or Blue Shield Association (BSA) or their services, or other harm to BCA or BSA by reason of its name. For purposes of this paragraph only, the term BCA or BSA includes BCA, BSA, Health Service Incorporated (HSI) or Medical Indemnity of America, Inc. (MIA) or the successors of any of them or any other entity or organization which shall be in any way affiliated with or related to BCA, BSA (or any member Plan of either), HSI or MIA, and which has as one of its major purposes a function similar or related to those of the aforesaid organizations (for the purposes of this Lease, such affiliation or relation may be legal, equitable or functional) which includes in its legal or trade name the terms "Blue", "Shield", "Cross", or any similar term if they are tenants or subtenants in the Building.

               26.  UNRELATED BUSINESS INCOME.

               A. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such amendment shall result in Tenant receiving fewer services than it is presently entitled to receive under this Lease.

               B. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or the building manager of the Project or its employees or by one or more third persons hired by Landlord or the building manager of the Project. Tenant agrees that upon Landlord's written request it will enter into direct agreements with the building manager of the Project or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant receiving fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

               27.  HAZARDOUS MATERIALS.  Tenant shall not (either with or
                    -------------------
        without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any present or future lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent hereunder if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release or hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

               28.  EXCULPATORY PROVISIONS. It is expressly understood and
                    ----------------------
        agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Project to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of the beneficiaries of any Landlord which is a land trust, or any of the agents, servants, employees or representatives of such Landlord or said beneficiaries), Tenant shall look solely to the interests of such Landlord in the Premises and the Project; that no Landlord nor any of the beneficiaries of any Landlord which is a land trust shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, any Landlord, or against any of the beneficiaries of any Landlord which is a land trust, on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant; that this Lease, if executed by any Landlord which is a land trust, is executed and delivered solely in the exercise of the powers conferred upon it as such Trustee; and that as to any partnership which is a Landlord or the beneficiary of a Landlord which is a land trust, a deficit capital account of any partner of such partnership shall not be deemed to be an asset or property of such partnership.

               29.  RIGHT OF FIRST OFFER. Subject to Section 29B below, during
                    --------------------
        the Term of this Lease, Tenant shall have and is hereby granted a right of first offer on the entire 8th floor of the Building, comprising approximately 24,615 rentable square feet (the "ROFO Space"), which right shall be exercised in accordance with the procedures set forth in
        Section 29A below.

               A. If at any time during the Term of this Lease the ROFO Space becomes available for lease, Landlord shall give written notice thereof to Tenant (the "Landlord's ROFO Notice"). Landlord's ROFO Notice may be given at any time up to sixteen (16) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the ROFO Space for lease to the market. Tenant shall notify Landlord within thirty (30) days of receipt of Landlord's ROFO Notice whether it desires to lease the ROFO Space on the terms set forth in Landlord's ROFO Notice. Tenant's failure to notify Landlord within said 30-day period shall be deemed a refusal by Tenant. After any such refusal or deemed refusal, Tenant shall have no further rights to the ROFO Space and Landlord shall be free to lease such space to any person or entity for any term. If Tenant exercises its right of first offer with respect to the ROFO Space, such space shall be added to the Premises for the remaining Term of the Lease on (a) all the terms, covenants and conditions specified in the Landlord's ROFO Notice, and
        (b) the terms, covenants and conditions of this Lease to the extent that such terms, covenants and conditions of this Lease do not conflict with the terms, covenants and conditions specified in the Landlord's ROFO Notice. The ROFO Space so added to the Premises pursuant to this Section 29 shall become a part of the Premises for all purposes of this Lease, and any reference in this Lease to the term "Premises" shall be deemed to refer to and include the ROFO Space, except as expressly provided otherwise in this Lease.

               B. Tenant's right to exercise its right of first offer with respect to the ROFO Space pursuant to this Section 29 is subject to the following conditions: (i) that on the date that Tenant delivers its binding written notice of its election to exercise its right of first offer, Tenant is not in default under any of the terms, covenants or conditions of the Lease, and an unmatured event of default has not occurred and is not continuing; and (ii) that Tenant shall not have assigned the Lease or sublet any portion of the

        Premises at any time during the period commencing with the date that Tenant delivers its binding written notice to Landlord of its exercise of its right of first offer and ending on the date on which the ROFO Space is available to be added to the Premises, or at any time prior to such period, if such assignment or sublease extends into such period.

               C. Promptly after Tenant's exercise of its right of first offer pursuant to this Section 29, Landlord shall prepare an amendment to the Lease to reflect changes in the size of the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms, due to the addition of the ROFO Space. Tenant shall execute and return such an amendment to the Lease within fifteen (15) days after its submission to Tenant.

               30. PARKING. Landlord shall provide Tenant with two reserved parking spaces in the Building parking lot. Such parking spaces shall be provided at Landlord's current rates for parking.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                        LANDLORD:

                                        TEACHERS INSURANCE AND ANNUITY
                                        ASSOCIATION OF AMERICA, a New
                                        York Corporation

                                        By:__________________________________
                                        Print Name:__________________________
                                        Title:_______________________________

                                        TENANT:

                                        OPEN PORT TECHNOLOGY, INC., an
                                        Illinois corporation

                                        By: /s/ Randy Storch
                                           ----------------------------------
                                        Print Name: Randy Storch
                                                   --------------------------
                                        Title:      President
                                              -------------------------------

                                                                      APPENDIX A

                          [PLAN APPEARS HERE]

                                  APPENDIX B

                               CLEANING SCHEDULE

         Landlord shall furnish janitorial service as described below:

                                     DAILY
                                     -----


     Sweep, dry mop (using treated mops), or vacuum all floor areas (moving light furniture) of resilient wood or carpet, remove matter such as gum and tar which had adhered to the floor.

     Empty and damp wipe all ashtrays and waste baskets and remove all trash.

     Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds, and louvers that can be reached without a ladder.

     Damp wipe all telephones, including dials and crevices.

     Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

     Wash and disinfect water fountains and water coolers.

     Damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

     Empty all waste containers.

     Dust and rub down elevator doors, walls, and metal work in elevator cabs.

                                 TOILET ROOMS
                                 ------------

     Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors, spot clean light switches, doors and walls.

     Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

     Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

     Clean all baseboards.

     Damp mop floors using detergent disinfectant.

                                    WEEKLY
                                    ------

     Wash all directory board, display, entry door and side light glass, as necessary.

     Spot clean carpet stains.


                                  APPENDIX B

     Spot wash interior partition glass and door glass to remove smudge marks, and all smudge marks and finger marks from doors, partitions, woodwork, window ledges and window mullions.

                                    MONTHLY
                                    -------

     Sweep stairwells and landings.

     Wash all uncarpeted areas.

     High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames and other wall hangings.

                                   QUARTERLY
                                   ---------

     Vacuum all ceilings and wall air supply and exhaust diffusers or grills.

     Wash all stairwell landings and treads.

     Exterior windows of the building will be cleaned, weather permitting.

     All tile areas to be scrubbed, waxed and buffed.


                                  APPENDIX B

                                     APPENDIX C
                               RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians to where and how telephone and other wires are to be introduced. No

                                  APPENDIX C
boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant, and shall make known to Landlord the combination of all locks there remaining in the Premises. In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines, before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant recognizes that the Blue Cross Association and the Blue Shield Association and other entities associated with them have the right to use the name of the Building and pictures or illustrations thereof, and that no other tenant shall in advertising or in other publicity use the name of the Building or pictures or illustrations of the Building except with the consent of Blue Cross Association, Blue Shield Association and Landlord.

     15. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     17. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

                                  APPENDIX C

     18. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     19. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     20. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith.

     21. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     22.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     23. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     24. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and, upon reasonable prior notice to Tenant when practicable, to exhibit the same, and during the last twelve (12) months of the Term, Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for rent.

     25. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk

                                  APPENDIX C
of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     26. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     27. Tenant shall not install or operate any phonograph, musical or sound producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     28.  Tenant shall promptly remove all rubbish and waste from the Premises.

     29. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     30. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

     31. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     32. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

     33. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     34. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                  APPENDIX C

                                  APPENDIX D

                             INTENTIONALLY OMITTED

                                  APPENDIX D

                            EXHIBIT A to APPENDIX D

                             INTENTIONALLY OMITTED


                            EXHIBIT A of APPENDIX D

                                  APPENDIX E

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT
                   -----------------------------------------

     NONE.

                                  APPENDIX E
                                  Page 1 of 1

                                  APPENDIX F

                               CONSTRUCTION BID
                               ----------------

     SEE ATTACHED

                                  APPENDIX E
                                  Page 1 of 1